                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2004

                                                                             % PERCENTAGE
                                                                                 OWNED
                                                                              MASTELLONE
NAME OF SUBSIDIARIES                                          JURISDICTION     HERMANOS

Frigorifico Rydhans S.A.                                        Argentina       100.00

Leitesol Industria e Comerci S.A.                                 Brazil        100.00

Marca 4 S.A.                                                    Argentina        99.99

Mastellone Hermanos de Brasil Comercial e Industrial Ltda.      Argentina       100.00

Mastellone San Luis S.A.                                        Argentina       100.00

Promas S.A.                                                     Argentina        99.97

Puralactea S.A.                                                 Argentina        99.99

ConSer Promotora y Asesora de Seguros S.A.                      Argentina        99.96

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